CSFB

              CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-3

DERIVED INFORMATION   4/8/03

$34,500,000 Class M-1

Mezzanine Certificates Offered

(Approximate)

$18,000,000 Class B-1

Subordinate Certificates Offered

(Approximate)

$600,000,000

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2003-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

1. Interest Rate Stress

The below tables display the Weighted Average Life (WAL) and the Cumulative Net Collateral Loss to Maturity (expressed as a percentage of the initial collateral balance) for Class B-1 at the percentage of the breakeven level of CDR (i.e. the rate above which the specified class incurs a writedown) assuming:

•

100% of the ACA Prepayment Curve (APC)

•

Flat LIBOR, Forward LIBOR and Forward LIBOR plus 100 and 200 basis points

•

40% Loss Severity

•

12-month lag from default to loss

•

Triggers Functional (Stepdown if pass triggers)

2. Loss Severity Stress

The below tables display the Weighted Average Life (WAL) and the Cumulative Net Collateral Loss to Maturity (expressed as a percentage of the initial collateral balance) for Class B-1 at the percentage of the breakeven level of CDR (i.e. the rate above which the specified class incurs a writedown) assuming:

•

100% of the APC

•

Forward LIBOR

•

Various Loss Severity Percentages

•

12-month lag from default to loss

•

Triggers Functional (Stepdown if pass triggers)

3. Prepayment Speed Stress

The below tables display the Weighted Average Life (WAL) and the Cumulative Net Collateral Loss to Maturity (expressed as a percentage of the initial collateral balance) for Classes B-1 and M-1 at the percentage of the breakeven level of CDR (i.e. the rate above which the specified class incurs a writedown) assuming:

•

Various Prepayment Rates

•

Forward LIBOR plus 100 basis points and Forward LIBOR plus 200 basis points

•

Various Loss Severity Percentages

•

12-month lag from default to loss

•

 Triggers Functional (Stepdown if pass triggers)

Appendix

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4% CPR in month 1, increasing by approximately 1.4545% CPR per month to 20% CPR in month 12, and remaining at 20% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 6% CPR in month 1, increasing by approximately 1.2941% CPR per month to 28% CPR in month 18, and remaining at 28% CPR thereafter.